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                                                                     EXHIBIT 5.1


                                 April 18, 1999


SpectraSite Holdings, Inc.
100 Regency Forest Drive
Suite 400
Cary, North Carolina  27511

Ladies and Gentlemen:

        We are acting as special counsel to SpectraSite Holdings, Inc., a Delaware corporation (the "Issuer"), in connection with its registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the Issuer's: (i) $200,000,000 aggregate principal amount of Series B 10 3/4% Senior Notes Due 2010 (the "New Cash-Pay Notes"), which are being issued by the Issuer in exchange for the Issuer's outstanding 10 3/4% Senior Notes Due 2010, with terms substantially identical to the New Cash-Pay Notes (the "Old Cash-Pay Notes"); and (ii) $559,800,000 aggregate principal amount at maturity of Series B 12 7/8% Senior Discount Notes Due 2010 (the "New Discount Notes, and together with the New Cash-Pay Notes, the "Exchange Notes"), which are being issued by the Issuer in exchange for the Issuer's outstanding 12 7/8% Senior Discount Notes Due 2010, with term substantially identical to the New Discount Notes ( the "Old Discount Notes" and together with the Old Cash-Pay Notes, the "Old Notes"). The Old Notes were issued under, and the Exchange Notes are to be issued under, Indentures, each dated as of March 15, 2000, and each between the Issuer and United States Trust Company of New York, as Trustee (the "Indentures").

        In connection with the foregoing registration, we have acted as special counsel for the Issuer and have examined originals or copies of (i) the Indentures, (ii) the Registration Rights Agreement, dated as of March 15, 2000 (the "Registration Rights Agreement"), by and among the Issuer, Morgan Stanley & Co. Incorporated, CIBC World Markets Corp., Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., Lehman Brothers Inc., BMO Nesbitt Burns Corp. and Scotia Capital (USA) Inc., and (iii) the Registration Statement. We have also examined all such records of the Issuer and all such agreements, certificates of public officials, certificates of officers or representatives of the Issuer and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts relevant to the opinion expressed herein, we have relied upon statements and representations of



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April 18, 2000
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officers and other representatives of the Issuer and others (all of which we assume to be true, complete and accurate in all respects).


        As to matters of law set forth below, our opinion is limited to matters of law under the laws of the District of Columbia, the laws of the State of New York to the extent that the Indentures, the Old Notes and the Exchange Notes are governed thereby, the laws of the United States to the extent applicable hereto, and the Delaware General Corporation Law, and we express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions other than as specified above.

        Based upon the foregoing and subject to the other qualifications, assumptions and limitations stated herein, we are of the opinion that the Exchange Notes have been duly authorized and when executed by the proper officers of the Issuer, duly authenticated by the Trustee, and issued by the Issuer in accordance with the provisions of the Indentures, against surrender and cancellation of a like aggregate principal amount and aggregate principal amount at maturity of Old Cash-Pay Notes and Old Discount Notes, respectively, pursuant to the Exchange Offer as contemplated in the Registration Rights Agreement, will constitute the legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (whether general or specific), fraudulent conveyance or other laws now or hereafter in effect affecting the enforcement of creditors' rights and remedies generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be limited by equitable defenses and the discretion of the court before which any proceeding therefor may be brought (whether such proceeding is at law or in equity or in a bankruptcy proceeding) and that the enforceability thereof may be limited by other equitable principles of general applicability, including without limitation concepts of materiality, reasonableness, good faith, and fair dealing and the power of a court to declare the waiver as to usury, stay or extension laws to be unenforceable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                            Very truly yours,

                                            DOW, LOHNES & ALBERTSON, PLLC

                                            /s/ Timothy J. Kelley
                                            -----------------------------
                                            Timothy J. Kelley
                                            Member




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